Exhibit 99.1

OPGEN, INC. ANNOUNCES $10 MILLION PRIVATE PLACEMENT
PRICED AT THE MARKET

GAITHERSBURG, Md., Nov. 23, 2020 -- OpGen, Inc. (Nasdaq: OPGN, “OpGen”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, today announced it has entered into a definitive agreement for a private placement with one healthcare-focused U.S. institutional investor of (i) 2,245,400 shares of common stock together with 2,245,400 warrants (the “Common Warrants”) to purchase up to 2,245,400 shares of common stock and (ii) 2,597,215 pre-funded warrants (the “Pre-Funded Warrants”), with each Pre-Funded Warrant exercisable for one share of common stock, together with 2,597,215 Common Warrants to purchase up to 2,597,215 shares of common stock. Each share of common stock and accompanying Common Warrant are being sold together at a combined offering price of $2.065, and each Pre-funded Warrant and accompanying Common Warrant are being sold together at a combined offering price of $2.055. The Pre-Funded Warrants are immediately exercisable, at an exercise price of $0.01, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants will have an exercise price of $1.94 per share, will be exercisable commencing on the six month anniversary of the date of issuance, and will expire five and one half (5.5) years from the date of issuance (collectively, the “Private Placement”).

The Private Placement is expected to close on or about November 25, 2020, subject to the satisfaction of customary closing conditions and the receipt of regulatory approvals, including the approval of the Nasdaq Capital Market.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Private Placement.

The Private Placement is being made in the United States pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (SEC). The securities to be sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and accordingly may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the Private Placement, as well as the shares of common stock issuable upon exercise of the Warrants and pre-funded warrants issued in the Private Placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities hereunder nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT OPGEN, INC.

OpGen, Inc. (Gaithersburg, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero, Acuitas AMR Gene Panel and Acuitas® Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

FORWARD LOOKING STATEMENTS by OPGEN:

This press release includes forward looking statements regarding the Private Placement. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. For example, the expected date of closing of the Private Placement is a forward looking statement. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our use of proceeds from the Private Placement and that we may not use such proceeds effectively, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen Contact:
Oliver Schacht
CEO
InvestorRelations@opgen.com

Press Contact:
Matthew Bretzius
FischTank Marketing and PR
matt@fischtankpr.com

Investor Contact:
Megan Paul
Edison Group
mpaul@edisongroup.com